Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us, will be filed, on behalf of each of us.

Date: August 1, 2025	GATES FRONTIER, LLC

	By:	*
		Name:	Alan Heuberger (1)
		Title:	Attorney-in-fact for Michael Larson, Manager
WILLIAM H. GATES III

	By:	*
		Name:	Alan Heuberger (2)
		Title:	Attorney-in-fact

*By:	/s/ Alan Heuberger
Alan Heuberger

(1)	Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated October 11, 2013, by and on behalf of Michael Larson, filed as Exhibit 99.2 to Gates Frontier, LLC’s Schedule 13G with respect to KiOR, Inc. on October 31, 2013, SEC File No. 005-86313, and incorporated by reference herein.

(2)	Duly authorized under Special Limited Power of Attorney appointing Alan Heuberger attorney-in-fact, dated August 12, 2008, by and on behalf of William H. Gates III, filed as Exhibit 99.3 to Gates Frontier, LLC’s Schedule 13G with respect to KiOR, Inc. on October 31, 2013, SEC File No. 005-86313, and incorporated by reference herein.